As filed with the Securities and Exchange Commission on       , 1996
                                                          REGISTRATION NO.
================================================================================
=================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------
                            VINEYARD NATIONAL BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
          CALIFORNIA                                         33-030917
       (STATE OF INCORPORATION)                (IRS EMPLOYER IDENTIFICATION NO.)

                              -------------------
                             9590 FOOTHILL BOULEVARD
                           RANCHO CUCAMONGA, CA 91730
                                 (909) 987-0177
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                    OF ISSUER'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------
                      VINEYARD NATIONAL BANK [NOW BANCORP]
                 1987 INCENTIVE STOCK OPTION PLAN (AS EXTENDED)
                            (FULL TITLE OF THE PLAN)
                              STEVEN R. SENSENBACH
                             VINEYARD NATIONAL BANK
                             9590 FOOTHILL BOULEVARD
                           RANCHO CUCAMONGA, CA 91730
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              -------------------
         These securities will be sold subject to employee stock options under the Vineyard National Bank [now Bancorp] 1987 Incentive Stock Option Plan. The term of the plan has been extended by shareholder approval.

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO ELIGIBLE
EMPLOYEES:

         The date of granting of options under the incentive stock option plan is determined by the Stock Option Committee of the Board of Directors. It is expected that about January 1997 will be the next grant of options.
                         CALCULATION OF REGISTRATION FEE

=========================================================================================
                                   Proposed          Proposed
Title of Securities  Amount to be  Maximum Offering  Maximum             Amount of
to be Registered     Registered    Price Per Share   Aggregate Offering  Registration Fee
                                                     Price
----------------------------------------------------------------------------------------
common stock no        62,577(1)   (see below)(2)    $  255,939.93        $  6,398.50
par value
=========================================================================================

----------
(1) Represents the number of shares of common stock of Vineyard National Bancorp which are subject to stock options.

(2) Price is determined by the fair market value on the date of granting. However, the offering price (estimated solely for the purpose of computing the registration fee) is based on the net book value of the common stock of Vineyard National Bancorp as of September 30, 1996 which was $4.09 per share.

TOTAL NUMBER OF PAGES           .

================================================================================
=================================

                            VINEYARD NATIONAL BANCORP

                              CROSS-REFERENCE SHEET
                       Registration Statement on Form S-8

Form S-8 Item                              Location in Proxy
                                           Statement-Prospectus

1.       Forepart of the                   Outside Front Cover Page; Cover
         Registration Statement            Page of the Proxy Statement;
         and Outside Front Cover           Cover Page of Joint Proxy and
         Page of Prospectus..........      Prospectus filed as a part of
                                           Form S-4 Registration Statement

2.       Inside Front and Outside          Vineyard National Bancorp
         Back Cover Pages of               Annual Report 1995 which has
         Prospectus..................      been sent to stockholders;
                                           Table of Contents; the Proxy
                                           Statement; the Table of
                                           Contents and Joint Proxy and
                                           Prospectus filed as a part of
                                           Form S-4 Registration

3.       Risk Factors, Ratio of            Vineyard National Bancorp
         Earnings to Fixed Charges         Annual Report, 1995 and reports
         and Other Information.......      filed with the SEC; the Proxy
                                           Statement of 1996

4.       General Information               Introduction and Summary of the
         regarding the Plan..........      Plan in the Proxy Statement of
                                           1996, Vineyard National Bank
                                           [now Bancorp] 1987 Incentive
                                           Stock Option Plan; item 4 in
                                           this Registration Statement;
                                           Joint Proxy and Prospectus
                                           section on stock option plans

5.       Securities to be offered          Item 5 of this Registration
         and employees who may             Statement; Vineyard National
         participate in the plan.....      Bank [now Bancorp] 1987
                                           Incentive Stock Option Plan;
                                           the Proxy Statement of 1996

6.       Purchase of Securities            Item 6 of this Registration
         Pursuant to the Plan........      Statement; Vineyard National
                                           Bank [now Bancorp] 1987
                                           Incentive Stock Option Plan;
                                           the Proxy Statement of 1996

7.       Payment for securities            Item 7 of this Registration
         offered.....................      Statement; the 1987 Incentive
                                           Stock Option Plan

8.       Contributions under the           Not Applicable
         Plan........................

9.       Withdrawal from the Plan,         Item 9 of this Registration
         Assignment of Interest......      Statement; the 1987 Incentive
                                           Stock Option Plan; the Proxy
                                           Statement of 1996

10.      Defaults Under the Plan.....      Item 10 of this Registration
                                           Statement; the 1987 Incentive
                                           Stock Option Plan

11.      Administration of the             Item 11 of this Registration
         Plan........................      Statement; the 1987 Incentive
                                           Stock Option Plan; the Proxy
                                           Statement of 1996

12.      Investment of Funds.........      Not Applicable

13.      Charges and Deductions            Not Applicable
         and Liens therefore.........

14.      Description of                    Item 14 of this Registration
         Registrant's Securities.....      Statement

15.      Incorporation of Certain          Item 15 of this Registration
         Documents by Reference......      Statement

16.      Additional Information......      Not Applicable

17.      Interest of Named Experts         Item 17 of this Registration
         and Counsel.................      Statement

18.      Disclosure of Commission          Item 18 of this Registration
         on indemnification for            Statement
         Securities Act
         Liabilities.................

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

19.      Indemnification of                Item 18 of this Registration
         Directors and Officers......      Statement

20.      Exhibits....................      See Item 20 of this
                                           Registration Statement

21.      Undertakings................      See Item 21 of this
                                           Registration Statement

                      VINEYARD NATIONAL BANCORP P R O X Y
                9590 Foothill Blvd., Rancho Cucamonga, CA 91730

    THIS PROXY IS SOLICITED ON BEHALF OF THE BANCORP'S BOARD OF DIRECTORS.

        The undersigned appoints Lester Stroh and Frank S. Alvarez or either of them, as proxies with full power of substitution, to vote and act with respect to all shares of Vineyard National Bancorp held of record September 6, 1996, at the Annual Meeting of the shareholders on October 29, 1996 or any adjournment including all powers the undersigned would possess if personally present, as follows.

[ ] Authorize to vote for              [ ] Withhold authority to
    the nominees as a group                vote for the nominees
                                           as a group

1. To elect as a group the seven (7) persons nominated to the Board of Directors to serve until the next annual meeting of shareholders as proposed by management in the Proxy Statement OR if you choose not to grant or withhold authority to vote for the nominees as a group, you may indicate next to the name of each nominee below whether you would grant or withhold authority to vote for the individual nominee

[ ]  FOR    [ ]  AGAINST

2. To approve extending the term of the 1987 Incentive Stock Option Plan of Vineyard National Bancorp, a California corporation, for an additional ten
    (10) years

[ ]  FOR    [ ]  AGAINST

3. To ratify the appointment of the accounting firm of Vayrinck, Trine, Day & Co as auditors and as independent accountants for the year ending December 31, 1996

                  Authorize to vote        Withhold authority to
                  for this nominee         vote for this nominee

                         [ ]                       [ ]    Frank Alvarez
                         [ ]                       [ ]    Roland Noriega
                         [ ]                       [ ]    Joel Ravitz
                         [ ]                       [ ]    Steven Sensenbach
                         [ ]                       [ ]    Jodie D. Smith
                         [ ]                       [ ]    Lester Stroh
                         [ ]                       [ ]    Renny Thomas

        PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE
                           PREPAID ENVELOPE PROVIDED.



        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for the seven (7) nominees for the Board of Directors, approval of the extension of the 1987 Incentive Stock Option Plan and for the ratification of the accounting firm.

If any other business is presented at the meeting, this Proxy shall be voted in accordance with recommendations of the Board of Directors.

        When signing as an attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. When shares are held by joint tenants, both should sign.

Dated:                           , 1996
      ---------------------------          --------------------------------
                                           (Signature of Shareholder)

Number of Shares:
                 ----------------------    --------------------------------
                                           (Please print name)

                                           --------------------------------
                                           (Signature of Shareholder)

                                           --------------------------------
                                           (Please print name)

I (We)              plan to attend the Annual Meeting of shareholders.
       ------------
         (number)


                            IMPORTANT - PLEASE SIGN

                V I N E Y A R D   N A T I O N A L   B A N C O R P
               9590 Foothill Boulevard Rancho Cucamonga, CA 91730

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To be Held October 29, 1996

         The Annual Meeting of the shareholders of Vineyard National Bancorp, Inc. will be held on Tuesday, October 29, 1996 at 4:00 P.M. at Red Hill Country Club, 8358 Red Hill Country Club Drive, Rancho Cucamonga, California 91730, to consider and act upon the following matters:

         1. To elect seven persons to the Board of Directors of the Bancorp to serve until the next Annual Meeting of shareholders and until their successors are elected and have qualified;

         2. To approve extending the term of the 1987 Incentive Stock Option Plan of Vineyard National Bancorp, a California corporation, for an additional ten (10) years. The Plan is summarized more fully herein;

         3. To ratify the appointment of the accounting firm of Vavrinek, Trine, Day & Co. as auditors and as independent accountants for the year ending December 31, 1996;

         4. To transact any other business as may properly come before the meeting and any adjournments of it.

         Shares represented by properly executed proxies solicited by the Board of Directors of the Bancorp will be voted in accordance with the instructions specified in the following statement. It is the intention of the Board of Directors that shares represented by proxies which are not limited to the contrary will be voted in favor of electing the named persons as directors and on other matters as recommended by the Board.

         The Board of Directors has fixed the close of business on September 6, 1996 as the record date for determination of shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment of it.

                                              By Order of the Board of Directors

                                              /s/ Soule Claude
                                              ---------------------------------
                                              Soule Claude, Secretary

                                TABLE OF CONTENTS
                                 Proxy Statement

                                                                           Page
                                                                           ----
Mailing.....................................................................  1

Shareholder Proposals.......................................................  1

Revocability of Proxy.......................................................  1

Persons Making the Solicitation.............................................  1

Voting Securities and Principal Holders.....................................  2

Election of Directors.......................................................  4

Identification and Business Experience of Executive Officers of
Vineyard National Bank......................................................  5

Loans to Directors and Officers.............................................  6

Committees of the Board of Directors........................................  7

Meetings of the Board of Directors..........................................  7

Executive Compensation......................................................  7

Termination of Employment and Change of Control Arrangement.................  8

Approval of Extending Term of the 1987 Incentive Stock Option
Plan........................................................................  8

Aggregated Option Exercises During 1995 and Option Values at
December 31, 1995........................................................... 10

Deferred Compensation....................................................... 10

Defined Contribution Plan................................................... 10

Compensation of Directors................................................... 11

Independent Accountants..................................................... 11

Compliance with Section 16(a) of the Securities Exchange Act of
1934........................................................................ 11

Attorneys................................................................... 11

Financial Information and Incorporation by Reference........................ 12

Other Matters............................................................... 12

               V I N E Y A R D   N A T I O N A L   B A N C O R P

                             9590 Foothill Boulevard
                           Rancho Cucamonga, CA 91730


                                 Proxy Statement

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vineyard National Bancorp ("Bancorp"), a California corporation, to be used in voting at the Annual Meeting of shareholders to be held at 4:00 P.M., Tuesday, October 29, 1996 at the Red Hill Country Club, 8358 Red Hill Country Club Drive, Rancho Cucamonga, California 91730 and at any adjournment of such meeting.

Mailing

         It is anticipated that this Proxy Statement and Proxy will be mailed on or about September 19, 1996.

Shareholder Proposals

         Shareholder proposals for inclusion in this proxy statement for the Annual Meeting of shareholders in 1996 must have been received by the Bancorp no later than 5:00 P.M. on May 31, 1996.

         Shareholder proposals to be considered for inclusion in the proxy statement for the Annual Meeting of shareholders in 1997 must be received by the Bancorp no later than 5:00 P.M. on May 31, 1997.

Revocability of Proxy

         A proxy for use at the meeting is enclosed along with a return envelope for your convenience. Any shareholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by filing with the Secretary of the Bancorp an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and chooses to vote in person.

         Unless revoked, all shares represented by a properly executed proxy which is received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in favor of the election of the nominees for directors set forth herein and if any other business is properly presented at the meeting, the proxy will be voted in accordance with the recommendations of management.

Persons Making the Solicitation

         THIS STATEMENT IS FURNISHED IN CONNECTION WITH A SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE BANCORP.

         The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in this solicitation of proxies will be borne by the Bancorp. It is contemplated that proxies will be solicited through the mail, but officers and regular employees of the Bancorp and Bank may solicit proxies personally.

Voting Securities and Principal Holders

         Only shareholders of record at the close of business on September 6, 1996 are entitled to receive notice of and to vote at the Annual Meeting of shareholders. There were 1,862,643 shares of the Bancorp's no par value common stock issued and outstanding on September 6, 1996 which was set as the record date for the purpose of determining the shareholders entitled to receive notice and to vote at the meeting.

         Each holder of common stock will be entitled to one (1) vote in person or by proxy for each share of common stock standing in his or her name on the books of the Bancorp as of September 6, 1996, on any matter submitted to the vote of the shareholders.

         In electing directors, the shares are entitled to be voted cumulatively if a candidate's name has been properly placed in nomination prior to the voting and any shareholder present at the meeting has given notice of his or her intention to vote his or her shares cumulatively. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one (1) nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The seven (7) candidates receiving the highest number of votes will be elected.

         The Board knows of no person who beneficially owns more than five percent (5%) of the outstanding common stock of the Bancorp except as set forth in the following table which reflects information as of the end of the Bancorp's last fiscal year:

         (a)  Security Ownership of Certain Beneficial Owners (12/31/95)

=============================================================================
Title of Class  Name and Address of    Amount and Nature of  Percent of Class
                Beneficial Owner       Beneficial Ownership
=============================================================================
Common Stock    Frank S. Alvarez            109,065(1)             5.86%
                1080 West 22nd Street
                Upland, CA 91786

Common Stock    Charles L. Keagle           113,120(2)             6.07%
                2533 Vista Drive
                Upland, CA 91786

Common Stock    Phillip Schlosser and       105,300                5.65%
                Elaine M. Schlosser
                Route 1, Box 117
                Redmond, Oregon 97756

----------
(1) 109,065 includes 107,625 shares held by Louis M. Alvarez and Frank S. Alvarez as co-trustees of Emanuel Alvarez and Lorenza E. Alvarez trust and 1440 shares held as joint tenants by Frank S. and Encarnacion Alvarez.

(2) 113,120 includes 112,048 shares held by Charles L. Keagle and Linda J. Keagle as their community property; and 1072 shares held for their children with Charles L. Keagle as custodian, under the California Uniform Gifts to Minors Act.

         (b)  Security Ownership of Management (12/31/95).

================================================================================
                                          Amount and Nature of
Title of Class  Name of Beneficial Owner  Beneficial Ownership  Percent of Class
================================================================================
Common Stock    Frank Alvarez (D)            109,065               5.86 %
Common Stock    Roland Noriega (D)            28,636(3)            1.54 %
Common Stock    Lester Stroh (D)              60,750(4)            3.26 %
Common Stock    Joel Ravitz (D)               42,482(5)            2.28 %
Common Stock    Steven Sensenbach (D,O)       38,053               2.04 %
Common Stock    Jodie D. Smith (D)            14,000(6)             .75 %
Common Stock    Renny Thomas (D)               5,700(7)             .31 %
Common Stock    Sara Ahern (O)                  None
Common Stock    Soule Claude (O)                 134                .01 %
Common Stock    Robert Schoeffler (O)              2             negligible

Directors &                                  298,822              16.04 %
Officers of
the Bank as a
Group(8)

----------
(3)      Roland Noriega owns 8,640 shares directly and 19,996 as Trustee of the
         R. & F. Noriega Trust.

(4) Lester Stroh is the beneficial owner of 60,750 shares held in his account at a stock brokerage firm.

(5) Of this total, 19,668 are held by Quincy Cass Associates over which Mr. Ravitz exercises control.

(6) Jodie Smith owns 14,000 shares of which 11,327 are held in his account at a stock brokerage firm.

(7) Renny Thomas owns 5,700 of which 4,020 are held in his account at a stock brokerage firm and 600 shares for his son.

(8) Officers including the four named officers, as of December 31, 1995, hold options to purchase 76,420 shares in addition to the above, which will equal 375,242 shares or 20.15% if exercised.



(D)      Director

(O)      Officer

Election of Directors

         The Board of Directors has set the number of directors of the Bancorp at seven (7) which is within the number authorized by the Bylaws of the Bancorp. The directors who are elected will serve until the next Annual Meeting of shareholders and until their respective successors have been duly elected and qualified.

         Each of the nominees named herein has consented to be named in this proxy statement and has consented to serve as a director if elected. The following table sets forth certain information with respect to those persons who are nominees for election as directors.

                        Principal Occupation or Position   Bancorp         Current No.
     Name                   and Other Directorships        Director Since  of Shares
                                                                           (12/31/95)
Frank Alvarez, age 61   Certified Public Accountant.          1988           109,065
                        Retired from Bowen McBeth, Inc.
                        CPAs.  He is also on the Board
                        of Directors of Casa Colina
                        Rehabilitation Hospital in
                        Pomona, California.  He has
                        been a Bank Director since 1981.

Roland Noriega, age 55  Sole owner of Merchant's              1993           28,636
                        Electric, an electrical
                        contracting firm in the City
                        of Commerce.  He is also a
                        member of the Board of
                        Directors of PMI, an
                        investment company.  He has
                        been a Bank Director since 1993.

Joel Ravitz, age 50     Chairman of the Board and CEO         1988           42,482
                        of Quincy Cass Associates, Inc.,
                        a Los Angeles based securities
                        broker dealer and a member of
                        National Association of Securities
                        Dealers. He is a Past President
                        and Director of Therapeutic Living
                        Centers for the Blind, a non-profit
                        corporation and a member of Town
                        Hall of California and the Bond
                        Club of Los Angeles. He has been a
                        Bank Director since 1983.

Steven R. Sensenbach,   President and Chief Executive         1988           38,053
age 53                  Officer of Vineyard National
                        Bancorp and President and Chief
                        Executive Officer of Vineyard
                        National Bank.  Mr. Sensenbach
                        is a past director of the Federal
                        Reserve Bank of San Francisco, Los
                        Angeles Branch.  He is a member
                        of the Advisory Council for the A.
                        Gary Anderson Graduate School of
                        Management at the University of
                        California, Riverside, was
                        appointed a Fellow of the A. Gary
                        Anderson GSM for 1992-93, and most
                        recently received the Graduate
                        School's first "Outstanding
                        Executive Achievement" award.  He
                        has been a bank director since 1981.

                        Principal Occupation or Position       Bancorp         Current No.
     Name                    and Other Directorships           Director Since  of Shares
                                                                               (12/31/95)
Jodie D. Smith, age 54  Co-owner of J & J Enterprises             1994          14,000
                        of Ontario specializing in the
                        manufacturing and sale of
                        stainless steel pickup truck after
                        market accessories. He is also the
                        owner of J & P Developers, a
                        building and development company.
                        Mr. Smith is Vice President of
                        Strait Sound, Inc., a company dealing
                        with land planning and building in
                        the State of Washington. He has been
                        a Bank Director since 1994.

Lester Stroh, age 78    Chairman of the Board of                  1988          60,750
                        Vineyard National Bancorp.  He
                        is a licensed physician and
                        retired Chairman of the
                        Department of Allergy at Southern
                        California Permanente Medical
                        Group, Kaiser Foundation Hospital,
                        Fontana, California.  He has been
                        a Bank Director since 1981.

Renny Thomas, age 58    Executive Vice President and              1993           5,700
                        managing underwriter of CAL/GROUP
                        Dentafits, a dental, vision and
                        prescription insurance and stop/loss
                        reinsurance facility.  He is a
                        Past President and Director of Mass
                        Marketing Insurance Institute.  He
                        is also a Director of the Eye Care
                        Network/Medical Eye Services.  He has
                        been a Bank Director since 1993.

Identification and Business Experience of Executive Officers of Vineyard National Bank

         1. Steven R. Sensenbach, age 53, is President and Chief Executive Officer of Vineyard National Bancorp and President and Chief Executive Officer of Vineyard National Bank. Mr. Sensenbach is a past director of the Federal Reserve Bank of San Francisco, Los Angeles Branch. He is a member of the Advisory Council for the A. Gary Anderson Graduate School of Management at the University of California, Riverside, was appointed a Fellow of the A. Gary Anderson GSM for 1992-93, and most recently received the Graduate School's first "Outstanding Executive Achievement" award.

         2. Robert Schoeffler, age 48, is the Executive Vice President/Senior Credit Administrator of the Bank and has served in this capacity since January, 1993. Mr. Schoeffler joined Vineyard National Bank in April, 1991 as Vice President/Manager of the Rancho Cucamonga branch and then became Senior Vice President/Commercial Lending before his current position. Before joining Vineyard National Bank Mr. Schoeffler worked in executive positions with other independent banks.

         3. Soule Claude, age 42, is presently the Corporate Secretary of Vineyard National Bancorp, holding this position since October, 1992. Mrs. Claude joined Vineyard National Bank in 1988 as Administrative Assistant to the President/CEO and is currently Executive Vice President/Chief Financial Officer.

         4. Sara Ahern, age 41, is the Senior Vice President and Cashier of Vineyard National Bank and has held this position since June, 1995. Mrs. Ahern joined Vineyard National Bank in June, 1993, as Vice President/Director of Operations and currently is its Senior Vice President/Cashier and Director of Operations.

      All of the above officers hold office at the pleasure of the Board of Directors.

Loans to Directors and Officers

         In the ordinary course of business the Bank has granted loans to certain directors and officers and the companies in which they are associated. Loans were made under the terms which are consistent with the Bank's normal lending policies. The following is information concerning the indebtedness of management in amounts exceeding $60,000 as of December 31, 1995, the end of the fiscal year.

     Name       Relationship to  Type of          Amount of    Interest Rate  Balance as of
                Bancorp or Bank  Transaction      Transaction  Paid or        12/31/95
                                                               Charged
Frank Alvarez   Director         Personal
                                 Reserve Line     $  6,300      18.00%        $    -0-
                                 Commercial Loan
                                 to Bowen McBeth
                                                  $100,000      11.00%        $ 56,538
                                 Loan to
                                 Cucamonga        $150,000        8.5%        $148,226
                                 Investors
                                 (commercial
                                 real estate
                                 loan)

Marc Alvarez    Director's son   Installment      $ 11,100       7.25%        $  7,925
                                 Loan

Roland Noriega  Director         Commercial Loan
                                                  $125,000       8.75%        $ 50,891
                                 Personal
                                 Reserve Line     $  5,000      18.00%        $      0
                                 Commercial Loan
                                                  $800,000       10.0%        $787,843

Joel Ravitz     Director         Commercial Loan
                                                  $ 25,592      11.50%        $ 25,592
                                 Commercial Loan
                                                  $ 80,000       11.5%        $ 67,078

                                 Personal
                                 Reserve Line     $ 15,000      18.00%        $ 13,940
                                 Personal
                                 Reserve Line     $ 25,000      18.00%        $ 23,274

Steven R.       Director/Office  401(e) Loan      $ 95,000       7.00%(9)     $ 95,000
Sensenbach
                                 Personal
                                 Reserve Line     $  4,000      18.00%        $      0
                                 Personal         $  1,000      18.00%        $  22.34
                                 Reserve Line

----------
(9)      Fully secured by Mr. Sensenbach's Deferred Compensation Plan.

      Name      Relationship to  Type of          Amount of    Interest Rate  Balance as of
                Bancorp or Bank  Transaction      Transaction  Paid or        12/31/95
                                                               Charged
Jodie D. Smith  Director         Personal
                                 Reserve Line     $    500     18.00%         $     0
                                 Installment
                                 Loan             $ 14,050      6.25%         $  2,527
                                 Commercial Real
                                 Estate Loan      $300,000     10.75%         $124,050

Committees of the Board of Directors

         The Bank, which is a subsidiary of the Bancorp, has a standing Audit Committee which has met quarterly during the previous fiscal year. The members of the Audit Committee are Frank Alvarez, Roland Noriega and Lester Stroh. The function of this Committee is to monitor the Bank's financial operations, receive reports from the Bank's independent certified public accountants, and to select outside auditors and accountants when necessary. Neither the Bancorp nor the Bank has a nominating committee or a compensation committee of the Board of Directors.

Meetings of the Board of Directors.

         The total number of meetings of the Board of Directors of the Bancorp including regularly scheduled and special meetings during the last full fiscal year was 12. In addition, the Board of Directors of the Bank had 13 regularly scheduled and special meetings. No director during the last full fiscal year attended fewer than eighty-eight percent (88%) of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the board on which that director served.


                             EXECUTIVE COMPENSATION
                           Summary Compensation Table

         The following table sets forth compensation information for the executive officers of the Bank, which is the sole subsidiary of the Bancorp, for the last three (3) year period ending December 31, 1995 for those executive officers with compensation in excess of sixty thousand dollars ($60,000) a year.

                                                         Long Term
                           Annual Compensation           Compensation
Name and
Principal Position         Year    Salary       Bonus    Stock Options (#)
------------------         ----    ------       -----    -----------------
Steven R. Sensenbach       1995    $200,000     $89,764    54,533(10),(11)
President/Chief Executive  1994    $200,000       -0-      40,500
Officer/Director           1993    $200,000     $85,961    35,500

Robert Schoeffler          1995    $ 72,000       -0-       1,440(11)
Executive Vice President   1994    $ 96,100       -0-       1,200
                           1993    $ 80,520     $30,000     1,200

----------
(10) The number of options increased because Mr. Sensenbach receives 5,000 options per year per his employment contract. The 1995 number reflects the 6 for 5 stock split of August 31, 1995.

(11)     August 31, 1995 the 6 for 5 split is reflected.

Termination of Employment and Change of Control Arrangement

         At any time during the term of Mr. Sensenbach's employment agreement, the Board of Directors may terminate his employment with or without cause. However, if the termination is without cause, then Mr. Sensenbach is entitled to severance pay equal to one year's salary or if the remaining term is less than one year, the amount will be prorated.

Approval of Extending Term of the 1987 Incentive Stock Option Plan

         The Board of Directors recommends extending the term of the 1987 Incentive Stock Option Plan for an additional ten (10) years. Accordingly, proxies given to management will be voted in favor of extending the term of the 1987 Incentive Stock Option Plan, a summary of which follows:

                                  Introduction

         The existing stock option plan was approved by the shareholders in 1987 for a term of ten (10) years (the "Plan"). Therefore, the Plan is scheduled to terminate on September 30, 1997. The purpose of the Plan is to strengthen Vineyard National Bancorp by providing incentive stock options as a means of retaining and attracting key employees and certain officers in today's competitive market. Accordingly, the Board believes it is in the best interest of the corporation to extend the term of the 1987 Plan for an additional ten
(10) years.

         Subject to approval by the holders of the majority of the outstanding shares of the Bancorp entitled to vote, the Directors have approved a resolution extending the term of the 1987 Incentive Stock Option Plan for an additional ten
(10) years. The Plan provides for granting of options to purchase shares of the Bancorp's common stock at an option price per share which is not less than one hundred percent (100%) of the fair market value of the stock at the time the option is granted.

         As of September 6, 1996 the aggregate number of shares available to be issued pursuant to options granted under the 1987 Plan was 53,303 shares of the common stock of the corporation after making adjustments for stock splits. If all options subject to grant under the Plan are granted and the options are exercised to purchase stock, the shares of stock so issued would constitute no more than ten percent (10%) of the Bancorp's outstanding common stock. Extending the term of the 1987 plan will not change the number of shares available to be issued pursuant to options under this Plan.

                               Summary of the Plan

         The Plan shall be administered by a committee appointed from time to time by the Board of Directors. None of the committee members may participate in the Plan. Only full-time salaried officers or full-time salaried employees of the Bancorp and/or the Bank are eligible for participation in the Plan. No member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided under applicable law.

         The purchase price of stock subject to each option shall be not less than one hundred percent (100%) of the fair market value (determined by the Board under any reasonable valuation method) of the stock at the time the option is granted. Options shall be exercisable in such installments and upon other conditions as the Stock Option Committee shall determine. Options will expire on a date as the Board of Directors may determine, but not later than six (6) years from date of grant.

         Each person to whom an option is granted must agree at the request of the Bancorp and/or Bank to remain in the continuous employ of the Bancorp and/or Bank following the date of the granting of the option for a period of not less than two (2) years.

         Options under the plan shall not be assignable by the optionee during the optionee's lifetime. In the event of the death of the optionee, the option may be exercised within one (1) year after the date of the death by the person or persons to whom his or her rights under the option shall have passed by will or by the laws of descent and distribution. If an optionee's employment with the Bancorp and/or Bank ceases for any reason other than the optionee's death or discharge for cause, his or her option shall expire not later than thirty (30) days thereafter. During this thirty (30) day period, the option is exercisable only as to those installments, if any, which had accrued as of the date the optionee ceased to be employed by the Bank and/or Bancorp. If an optionee's employment by the Bank and/or Bancorp is terminated for cause, his or her option shall expire concurrently with the discharge for cause.

         Upon the dissolution or liquidation of the Bancorp or upon reorganization, merger or consolidation with one or more corporations as a result of which the corporation is not the surviving corporation, or upon a sale of substantially all of the property of the corporation, this Plan shall terminate and any option granted under it shall terminate unless provision is made in connection with the transaction for the assumption of the options granted or the substitution of new options covering the stock of a successor corporation or a parent or subsidiary with appropriate adjustments as to number and kind of shares and prices. Adjustments under these conditions shall be made by the Board whose determination as to the adjustments shall be final, binding and conclusive.

         If the outstanding shares of the stock of the corporation are increased, decreased or changed into or exchanged for a different number of kind of shares or securities of the corporation through reorganization, merger, recapitalization, reclassification, stock split up, stock dividends, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares in the exercise price per share allocated to unexercised options or portions thereof which shall have been granted prior to such change shall likewise be made.

         The Board of Directors shall have the right of first refusal to purchase any shares of stock of an optionee who desires to sell or transfer his or her shares which were purchased as a result of any option granted. The price shall be at the then current fair market value of the shares as determined by the Board of Directors.

         The Board of Directors of the Bancorp reserves the right to suspend, amend, or terminate the Plan and, with the consent of the optionee, make any modifications to the terms and conditions of each option as it deems advisable, with certain exceptions which may be amended only with the consent of a majority of the outstanding shareholders.

         Options to be granted under the Plan will not be "qualified stock options" within the meaning of Section 422 and other sections of the Internal Revenue Code, as amended and optionees will not be entitled to the favorable tax treatment allowed in connection with the exercise of "qualified stock options."

         This description is intended to highlight and summarize the principal terms of the Plan. For further information, shareholders are referred to the copy of the Plan which is available for inspection at the Bank.

         The extension of the term of the 1987 Incentive Stock Option Plan shall become effective when approved by the holders of a majority of the outstanding shares of common stock of the Bancorp entitled to vote and shall terminate upon the end of the extension which will be October 28, 2006, which is about ten years after the present date of the meeting of shareholders at which time the Board believes the shareholders will approve the extension.

         By approving the extension of the term of the 1987 Incentive Stock Option Plan, the shareholders authorize the officers and directors to execute and file documents and to do acts required of them to carry out and perform the Plan as approved.

                     AGGREGATED OPTION EXERCISES DURING 1995
                     AND OPTION VALUES AT DECEMBER 31, 1995

                                                            Number of Unexercised         Value of Unexercised
                       Shares Acquired                      Options at 12/31/95 (#)       In-the-Money Options
Name                   on Exercise (#)  Value Realized ($)  Exercisable/Unexercisable     at 12/31/95
                                                                                          Exercisable/Unexercisable
Steven R.                       0           None            54,533 (48,544 at $2.92)(12)  Option price is not less
Sensenbach                                                    (600 at $2.60)              than fair market value on
                                                                                          the date of granting of
                                                                                          the option.(13)
Robert Schoeffler               0           None             1,400 ( 1,400 at $6.25)

Sara Ahern                      0           None                        -0-

Soule Claude                    0           None             1,869 ( 1,869 at $2.92)

Deferred Compensation

         During 1987, the Bank established a non-qualified, unfunded deferred compensation plan for certain key management personnel and non employee directors whereby they may defer compensation which will then provide for certain payments upon retirement, death or disability. The plan provides for payments for fifteen years commencing upon retirement, death or disability. The plan provides for reduced benefits upon early retirement, disability or termination of employment.

         Effective September 1, 1990 the Bank adopted a new deferred compensation plan with similar provisions of the 1987 plan except that the Bank may make matching contributions of 25%(14) of officers' deferrals up to a maximum of 5% and 50%(15) of senior officers' deferrals to a maximum of 10%. The Bank's contribution, in the aggregate, for all Participants shall not exceed 4% of compensation of all Bank employees. Each Participant contributes a minimum of $1,000 annually to the plan. The deferred compensation expense was $138,833 ($81,911 net of income taxes); $107,057 ($81,214 net of income tax); and $90,883
($53,621 net of income taxes) for the years ended December 31, 1995, 1994 and 1993, respectively.

Defined Contribution Plan

         Effective August 1, 1990, the Bank established a qualified defined contribution plan (401(k) Retirement Savings Plan) for all eligible employees. Employees contribute from 1% to 15%(16) of their compensation with a maximum of $9,500(17) annually. The Bank's contributions to the plan are based upon an amount equal to 25%(18) of each participant's eligible contribution for the plan year not to exceed 2% of the employee's compensation. The Bank's matching contribution will become vested at 20% per year with full vesting after five years. The expense was $36,070 ($21,281 net of income taxes); $34,533 ($26,197 net of income taxes); and $35,509 ($20,950 net of income taxes) for the years ended December 31, 1995, 1994, and 1993, respectively.


----------
(12) On January 20, 1994, the Board of Directors elected to cancel existing stock options, at the holders request, and reissue new stock options at a price of $3.50 per share, ($2.92 after giving retroactive effect for the six for five stock split).

(13) The price of Bancorp's common stock as of December, 1995 ranged from a low of $2.60 to a high of $3.88 (See Annual Report).

(14)     Reduced from 50% to 25% on June 30, 1995.

(15)     Reduced from 100% to 50% on June 30, 1995.

(16)     Increased from 12% to 15% on June 30, 1995.

(17)     Increased from $9,240 to $9,500 based on IRS ruling.

(18)     Reduced from 50% to 25% on June 30, 1995.

Compensation of Directors

                 (1)      Standard Arrangements.

                 All members of the Board of Directors have been paid $750 for monthly meetings of the bank. No additional payments have been made to the Directors for attending meetings of the Bancorp. Directors who are members of special committees are paid $300 per meeting for attending those committee meetings.

                 (2)      Other Arrangements.

                 Lester Stroh, as Chairman of the Board of Directors of the Bank, has use of a company car. However, a percentage of personal use is reported as income to Dr. Stroh. There are no other arrangements.

Independent Accountants

         Vavrinek, Trine, Day and Company has served as the Bancorp's independent accountants since their appointment from the inception of the Bancorp. The Board of Directors has selected Vavrinek, Trine, Day and Company ("VTD") as the Bancorp's independent accountants for the year ending December 31, 1996. Ron White, who will be representing VTD, will be present at the meeting to respond to questions and will have an opportunity to make a statement if he desires to do so.

         Audit services of VTD for 1995 included the examination of the consolidated financial statements, services related to filings with the Securities and Exchange Commission, and the performance of limited reviews of the Bancorp's quarterly unaudited financial information.

         The Bancorp's Board of Directors recommends a vote FOR the proposal to ratify the selection of Vavrinek, Trine, Day and Company as the Bancorp's independent accountants for the year ending December 31, 1996.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers and persons owning more than 10 percent of a registered class of the Company's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").

         Based on a review of copies of forms furnished to the Company or a representation that no reports were required, the Company believes that there was compliance with this requirement.

Attorneys

         Buxbaum & Chakmak, a law corporation, of Claremont and Newport Beach, California has been appointed as the general counsel for the Bank and Bancorp.

Financial Information and Incorporation by Reference

         The 1995 Annual Report to shareholders of Vineyard National Bancorp for Vineyard National Bank, the wholly owned subsidiary of the Bancorp, for the year ended December 31, 1995, including the financial statements and related statements of income attached as part of those financial statements prepared in conformity with generally accepted accounting principles has previously been furnished to shareholders. The information from the Annual Report is incorporated herein by reference.

         WITHOUT CHARGE TO ANY SHAREHOLDER, THE BANCORP WILL PROVIDE A COPY OF ITS 1995 ANNUAL REPORT UPON THE WRITTEN REQUEST OF THE SHAREHOLDER. IN ADDITION, A SHAREHOLDER MAY REQUEST FROM THE BANCORP WITHOUT CHARGE A COPY OF THE FORM 10-K STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ATTACHED EXHIBITS ARE LENGTHY SO COPIES OF THE EXHIBITS WILL BE PROVIDED ONLY UPON PAYMENT OF COPYING COSTS. THE REQUEST SHOULD BE DIRECTED TO SOULE CLAUDE, SECRETARY OF VINEYARD NATIONAL BANCORP, POST OFFICE BOX 727, RANCHO CUCAMONGA, CALIFORNIA 91729.

Other Matters

         The Board of Directors knows of no other matters to be presented to the meeting other than those set forth above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.

Dated:                       Vineyard National Bancorp




                             /s/ Soule Claude
                             -----------------------
                             Soule Claude, Secretary

                                    IMPORTANT

         EVEN THOUGH YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS URGENTLY REQUESTED THAT WHETHER YOUR SHAREHOLDINGS ARE LARGE OR SMALL, YOU PROMPTLY FILL IN, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. THIS WILL SAVE THE COMPANY THE EXPENSE OF FOLLOW-UP NOTICES.

                                     ITEM 4

                     General Information Regarding the Plan

         (a) The Plan is called the Vineyard National Bank [now Bancorp] 1987 Incentive Stock Option Plan (herein "Plan"); c/o Vineyard National Bank, 9590 Foothill Boulevard, Rancho Cucamonga, California 91730 (909) 987-0177. Officers and key employees of Vineyard National Bancorp (herein "Bancorp") and Vineyard National Bank (herein "Bank") are entitled to participate in the Plan.

         (b) The purpose of the Plan is as follows: The following is from paragraph 1 of the Plan:

         "The purpose of this Plan is to strengthen Vineyard National Bank [and Bancorp] (referred to as the "Bank" and as "Bancorp"), by providing an additional means of retaining and attracting competent full-time officers, and employees of the Bank [and Bancorp] and by providing to the participating officers and key employees an added incentive for high levels of performance and for unusual efforts to increase the earnings of the Bank [and the Bancorp]. The Plan seeks to accomplish these purposes and results by providing the means whereby such officers and key employees may purchase shares of the capital stock of the Bank [now Bancorp] pursuant to options".

         The Plan was created when it was approved by the shareholders of the Bank on September 30, 1987. The Plan was intended to be in effect for ten years from that date. The term of the Plan has been extended another ten (10) years by shareholder approval at an annual meeting on October 29, 1996. Except for that change, the terms of the Plan remain unchanged.

         On December 16, 1988 the Bancorp, a California bank holding company, was created with the Bank as its wholly owned subsidiary. Shares of stock of the Bank were exchanged for Bancorp stock. Therefore, the stock which was the subject of options in the Plan became stock of the Bancorp.

         On September 23, 1988 a Form S-4 Registration Statement under the Securities Act of 1933 was filed with the Securities and Exchange Commission. That registration statement registered 63,875 shares of the common stock of the Bancorp which were the subject of options in accordance with the 1987 Stock Option Plan.

         On December 16, 1988, when the Bank merged into and became a wholly owned subsidiary of the Bancorp, all shares of stock which were previously subject to the Bank's 1987 Employee Incentive Stock Option Plan became shares of stock in the Bancorp. With the conversion of the shares of the Bank to shares of the Bancorp, the stock which was subject to the Incentive Stock Option Plan ("ISOP") changed from the Bank's stock to the Bancorp's stock. Therefore, the ISOP now refers to stock of the Bancorp.

         On January 19, 1994, at a meeting of the Board of Directors of the Bancorp, the directors by resolution ratified an Addendum to the ISOP which made it clear that the stock which was the subject of the ISOP was now stock of the Bancorp. With the exception of that change, the rest of the terms of the ISOP remained unchanged.

         The Registrant intends to register the options which remain in the Plan which Plan has been extended ten (10) years. According to the 1995 Annual Report which was previously filed with the SEC, there are 50,036 options available for granting and 76,416 options which have been granted which numbers take into consideration subsequent stock splits. This Form S-8 is for registration of 62,577 options under the Plan as extended by shareholder approval.

         The Plan may be suspended, amended or terminated according to the terms of the Plan is summarized from paragraph 13:

         The Board may at any time suspend, amend, or terminate this Plan and may, with the consent of an option holder, make such modifications of the terms and conditions of the holder's option as it shall deem advisable. No option may be granted during any suspension of the Plan or after its termination. The amendment, suspension, or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option granted under the Plan.

         With respect to the following amendments, the Board may only amend the Plan with the consent of a majority of the outstanding shareholders of the Bank [Corporation] and the consent of any appropriate government agency which by law must give its consent.

                  A. To change the eligibility requirements to participate in the Plan;

                  B.       To increase the stock allocated to the Plan;

                  C. To extend the date of the Plan beyond September 30, 1997;

                  D. To extend or decrease the exercise period of an option granted under the Plan which is six (6) years;

                  E.       To decrease the option price;

                  F. To withdraw the administration of the Plan from the Committee;

                  G. To permit any committee member to participate in the Plan.

                  A majority of the shareholders of Vineyard National Bancorp approved the extending of the date of the Plan to October 2006. Except as extended, the terms of the Plan remain unchanged.

         (c) The options to be granted under the Plan will not be "qualified stock options" within the meaning of Section 422 and other sections of the Internal Revenue Code of 1954 as amended.

         (d) As of October 28, 1996 the approximate number of employees participating in the Plan is nine (9).

         (e) It was assumed that ERISA rules were not applicable from the outset of the plan.

                                     ITEM 5

                     Securities to be Offered and Employees
                         Who May Participate in the Plan

         (a) The options granted according to the terms of the Plan may be used to purchase common stock of the Bancorp. According to the Annual Report, the Incentive Stock Option Plan was approved by the shareholders in 1987 covering an aggregate of 126,000 (after giving retroactive effect for the various stock splits). As of December 31, 1995, the number of shares available for granting was 50,036 and the number of options outstanding was 76,416.

         (b) The Plan restricts the resale of the securities purchased as an exercise of the granted options as follows:

         If, at any time, an optionee owns shares in the Corporation which were acquired by that shareholder under a corporate stock option plan, and desires to sell or in any way transfer all or any portion of the shares in the Corporation, the shareholder shall first offer to sell the shares to the Board of Directors of the Corporation as a group. The Board of Directors shall then have a right of first refusal to buy the offered shares of the optionee at the shares' then current fair market value. The purchase price shall be payable in cash within one hundred twenty (120) days of the receipt of a notice to the Board from the optionee stating the number of shares he or she intends to sell or transfer. If the Board fails to purchase all of the offered shares within the one hundred twenty (120) day period, the optionee shall be free to sell the shares to any person on any terms he or she desires. This restriction shall be printed on each and every share purchased under this Plan by the optionee.

         (c) Officers and key employees of the Bancorp and the Bank are eligible for selection to participate in the Plan; provided, however, that members of the Stock Option Committee which administers the Plan shall not while they are members of the committee be eligible to receive the grant of options under the plan. Directors who are not officers and full time employees of the Bancorp and Bank are not eligible to participate in the plan.


         (d) The Board of Directors of the Bancorp determines the basis upon which eligibility of the employees to participate in the Plan is determined in line with the stated purpose of the Plan which is indicated above in Item 4(b). The Board of Directors has the power to determine the maximum and minimum number of options which may be granted subject to the total number of options available for granting and subject to the provisions in the employment contracts for the participants in the Plan.

                                     ITEM 6

                   Purchase of Securities Pursuant to the Plan

         (a) The officers and key employees who may participate in the Plan may elect to participate for the full term of the Plan from their initial date of eligibility.

         In addition, the Plan provides that the purchase price of the stock covered by each option shall be determined by the Board of Directors of the Bank [now the Bancorp] but shall not be less in any event than 100% of the fair market value of such stock on the date of the granting of the option.

         After the option is granted, an employee may exercise the option and purchase stock as follows:

         The Employee shall have the right to purchase one-third (1/3) of the total number of shares granted under the option at the end of two (2) years, provided the Employee has been in the continuous employment of the Bank or Bancorp for at least two (2) years from the grant of the option. The Employee shall then have the right to the next one-third (1/3) of the total shares of stock granted by the option at the end of the fourth year of his or her continuous employment with the Bank or Bancorp. Finally, the Employee shall have the right to purchase the remaining one-third (1/3) of the total number of shares subject to this option at the end of the sixth year from the date of the grant of the option provided that the Employee has been in the continuous employment of the Bank or Bancorp for this six year period. The Employee shall have a period of ninety (90) days beyond the sixth year in which to exercise the remaining one-third (1/3) of the optioned stock. At the end of six years and ninety (90) days from the date of the grant of the option, all rights, duties and obligations of the parties under this option agreement shall expire. The Employee may defer exercising any of his or her option rights until the very last day of the six years and ninety (90) days. Likewise, as each portion of the total number of shares subject to this option becomes exercisable, the option once it matures shall remain exercisable until the end of the six years and ninety (90) days from the date of the grant of the option. The Employee must remain continuously employed by the Bank all during this period of time and comply with all the other terms and conditions of this Agreement and the Plan.

         If the Employee is terminated by the Bank or Bancorp for any reason, or if the Employee voluntarily resigns from the Bank or Bancorp, then the effective date of the termination or the resignation of the Employee shall be considered as the end of the Employee's continuous employment with the Bank or Bancorp for purposes of exercisability of options granted.

         The options must be exercised before they expire. The expiration is on the day which is 90 days beyond the sixth anniversary after the date of granting of the option. The option will expire sooner if the Plan expires sooner.

         (b) In the event of changes in the securities as a result of stock dividends, stock splits and other smaller changes, the following provision from the Plan will control:

         If the outstanding shares of the stock of the Corporation are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Corporation through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the options which may be granted under this Plan. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions of the stock options which are subject to this Plan which shall have been granted prior to any change, shall also be made. Any adjustment in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share covered by the option.

         Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more other corporations where the Corporation is not the surviving corporation, or upon a sale of substantially all the property of the Corporation to another corporation or association, this Plan shall terminate, and any options granted under it shall terminate, unless provisions are made in connection with the transaction for the assumption of the options then granted, or the substitution for the then granted options with new options covering the stock of a successor corporation, or a parent or subsidiary of it, with appropriate adjustments as to number and kind of shares and prices.

         Adjustments under this section shall be made by the Board, whose determination as to what adjustments shall be made, and their extent shall be final, binding, and conclusive. No fractional shares of stock shall be issued under the Plan on account of any adjustment.

         (c) The options which have been granted but have not yet been exercised have the following purchase prices:

         The exercise prices are as follows:

         1.       59,473 options at $2.92
         2.       6,009 options at $2.60
         3.       2,592 options at $6.25

         The expiration dates range from July 17, 1997 through June 22, 2001.

                                     ITEM 7

                         Payment for Securities Offered

         (a) The purchase price of any shares purchased as a result of exercise of an option shall be paid in full in cash or by check at the time of each purchase at the time an employee may exercise the option.

         (b) Reports are provided for the Plan annually as a part of the Annual Report and Form 10-K.


                                     ITEM 8

                          Contributions Under the Plan

         Not applicable


                                     ITEM 9

                Withdrawal from the Plan--Assignment of Interest

         (a) An employee's participation in the Plan will terminate when the employee ceases to be employed by the Bancorp and/or the Bank. An employee's participation in the Plan will also terminate upon the death of the employee.

         Upon termination of participation in the Plan options which have not been exercised will expire by the terms of the Plan.

         (b) An employee who is eligible to participate in the Plan may not assign his interest. An option granted under the Plan shall by its terms be non-transferrable by the option holder other than by will or the laws of decent and distribution and shall be exercisable during the holder's lifetime only by the option holder.



                                     ITEM 10

                             Defaults Under the Plan

         The Plan does not specifically list defaults under the Plan. In the event of default applicable California law applies.

                                     ITEM 11

                           Administration of the Plan

         (a) The names and addresses of the members of the Stock Option Committee which administers the Plan is as follows:

Frank S. Alvarez
10722 Arrow Route, #110
Rancho Cucamonga, CA 91730

Roland O. Noriega
6070 Ferguson
Commerce, CA 90022

Joel H. Ravitz
11111 Santa Monica Boulevard
Suite 1450
Los Angeles, CA 90025

Jodie Smith
5498 Mission Boulevard
Ontario, CA 91762

Lester Stroh, M.D.
c/o Vineyard National Bancorp
9590 Foothill Boulevard
Rancho Cucamonga, CA 91730

Renny V. Thomas
Airport Park Plaza
255 North El Clelo
Suite 200
Palm Springs, CA 92262

         The Committee administers the Plan as follows:

         This Plan shall be administered by the Stock Option Committee, referred to as the "Committee", consisting of members selected and serving at the pleasure of the Board of Directors of the Corporation. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of its members.

         Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan; to define the terms used by it, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan; to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the above matters shall be conclusive. Subject to the express provisions of the Plan, the Committee shall determine from the eligible class of Corporation and/or Bank employees the individuals who shall receive options, and the terms and provisions of the options, which need not be identical; provided, however, that all grants of options shall be by the Board.

         None of the members of the committee are eligible to participate in the Plan. Therefore there is no relationship other than the stated relationships above.

         (b) The members of the Committee are selected by the Board of Directors of the Bancorp and the members serve for one (1) year.

         They may be removed from the Committee by the Board of Directors at its discretion.

                                     ITEM 12

                               Investment of Funds

         Not applicable

                                     ITEM 13

                        Charges and Deductions and Liens

         Not applicable

                                     ITEM 14

                   Description of the Registrant's Securities

         The Bancorp filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, the Bancorp and the Bank have filed quarterly and annual reports as required under the 1934 Act.

                                     ITEM 15

                 Incorporation of Certain Documents by Reference

         All documents subsequently filed by the Bancorp pursuant to Section 13(a)(c) 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to have been incorporated by reference in this statement and be a part thereof from the date of filing of such documents. Copies of the incorporated documents are not filed with this registration statement.


                                     ITEM 16

                             Additional Information

         Not applicable

                                     ITEM 17

                      Interest of Named Experts and Counsel

         Not applicable


                                     ITEM 18

         Disclosure of Commission Position on Indemnification for Securities Act and Liabilities

         Article VI Indemnification of Directors, Officers, Employees and other agents contained in the Bylaws of Vineyard National Bancorp states:

         "The Corporation shall, to the maximum extent permitted by the California General Corporation law, have power to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article, an 'agent' of the corporation includes any person whom is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venturer, trust or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise serving at the request of such predecessor corporation".

         Section 317 of the California Corporations Code provides for indemnification of an agent of the corporation in proceedings or actions. This code section provides for indemnification of officers and directors of a corporation under certain specified conditions including indemnification against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the agent acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person who was unlawful.

         As far as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (SEC) such indemnification is against public policy as expressed in the Act and is therefore unenforceable. It is the stated position of the SEC that:

                  "Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable."

         In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of that issue.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS.

                                     ITEM 19

                    Indemnification of Directors and Officers

             See Item 18 which is incorporated herein by reference.


                                     ITEM 20

                                    Exhibits

            Exhibit No.          Description

                3.1        Articles of Incorporation of Vineyard National
                           Bancorp

                3.2        Bylaws of Vineyard National Bancorp

                5          Opinion re legality

               10 Vineyard National Bank [now Bancorp] 1987 Incentive Stock Option Plan as extended by a vote of the shareholders on October 29, 1996

               99 Vineyard National Bancorp Annual Report 1995 (which has already been sent to stockholders)



                                     ITEM 21
                                  Undertakings

Employee Plans on Form S-8

         1. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each participating employee a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period if the annual report for the last fiscal year will be furnished to each such employee.

         2. The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the Registrant, and the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.


         3. Where interests in a Plan are registered herewith, the undersigned Registrant and Plan hereby undertake to transmit or cause to be transmitted promptly, without charge, to any participant in the Plan who makes a written request, a copy of the then latest annual report of the Plan filed pursuant to Section

15(d) of the Securities Exchange Act of 1934. If such report is filed separately on Form 11-K such form shall be delivered upon written request. If such report is filed as part of the Registrant's annual report on form 10-K, that entire report (excluding exhibits) shall be delivered upon written request. If such report is filed as part of the Registrant's annual report to stockholders delivered pursuant to paragraph 1 or 2 of this undertaking, additional delivery shall not be required.







[The rest of this page has deliberately been left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Rancho Cucamonga, State of California on November 25, 1996.

                                    VINEYARD NATIONAL BANCORP
                                    (Registrant)


                           By:      /s/  Steven R. Sensenbach
                                    --------------------------------------------
                                    Steven R. Sensenbach, President and Chief
                                    Executive Officer


                           By:      /s/  Sara Ahern
                                    --------------------------------------------
                                    Sara Ahern, Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                                    /s/  Steven R. Sensenbach
Dated:                              --------------------------------------------
                                    Steven R. Sensenbach, President and Chief
                                    Executive Officer

                                    /s/  Sara Ahern
Dated:                              --------------------------------------------
                                    Sara Ahern, Chief Financial Officer

                                    /s/  Soule Claude Sensenbach
Dated:                              --------------------------------------------
                                    Soule Claude Sensenbach, Secretary

                                    /s/  Frank S. Alvarez
Dated:  11/25/96                    --------------------------------------------
                                    Frank S. Alvarez, Director

                                    /s/  Roland Noriega
Dated:                              --------------------------------------------
                                    Roland Noriega, Director

                       [SIGNATURES CONTINUE ON NEXT PAGE]

Dated:

                                    ____________________________________________
                                    Joel H. Ravitz, Director
Dated:

                                    ____________________________________________
                                    Steven R. Sensenbach, Director

Dated:
                                    ____________________________________________
                                    Jodie Smith, Director

Dated:
                                    ____________________________________________
                                    Lester Stroh, M.D., Director
Dated:
                                    ____________________________________________
                                    Renny V. Thomas, Director

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rancho Cucamonga, State of California on the 25th day of November, 1996.

                                  VINEYARD NATIONAL BANK [Bancorp]
                                  1987 Incentive Stock Option Plan (as extended)

                                  /s/ Lester Stroh
                           By:    ______________________________________________
                                  Chairman of the Stock Option Committee

       [STATE OF CALIFORNIA OFFICE OF THE SECRETARY OF STATE LETTERHEAD]


                               CORPORATE DIVISION



        I, MARCH FONG EU Secretary of State of the State of California hereby certify:

        That the annexed transcript has been compared with the corporate record on file in this office of which it purports to be a copy and that same is full, true and correct.


                                        IN WITNESS WHEREOF, I execute this
                                        certificate and affix the Great
                                        Seal of the State of California this


                                                   MAY 7, 1988
                                           ----------------------------

[GREAT SEAL OF CALIFORNIA]

                                          /s/ March Fong Eu
                                              -------------------------

                                 EXHIBIT INDEX



            Exhibit No.          Description

                3.1        Articles of Incorporation of Vineyard National
                           Bancorp

                3.2        Bylaws of Vineyard National Bancorp

                5          Opinion re legality

               10 Vineyard National Bank [now Bancorp] 1987 Incentive Stock Option Plan as extended by a vote of the shareholders on October 29, 1996

               99 Vineyard National Bancorp Annual Report 1995 (which has already been sent to stockholders)